Exhibit 99.1

NEWS RELEASE
4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com CR-22-18

THE GEO GROUP REPORTS THIRD QUARTER 2022 RESULTS

Boca Raton, Fla. – October 27, 2022 – The GEO Group, Inc. (NYSE: GEO) (“GEO”), a leading provider of support services for secure facilities, processing centers, and reentry centers, as well as enhanced in-custody rehabilitation, post-release support, and electronic monitoring programs, reported today its financial results for the third quarter and first nine months of 2022.

Third Quarter 2022 Highlights

•	Total revenues of $616.7 million

•	Net Income of $38.3 million

•	Net Income Attributable to GEO of $0.26 per diluted share

•	Adjusted Net Income of $0.33 per diluted share

•	Adjusted EBITDA of $136.2 million, Highest Quarterly Run Rate in GEO’s History

For the third quarter 2022, we reported net income attributable to GEO of $38.3 million, compared to net income attributable to GEO of $34.7 million for the third quarter 2021. We reported total revenues for the third quarter 2022 of $616.7 million compared to $557.3 million for the third quarter 2021.

Excluding unusual and/or nonrecurring items, we reported adjusted net income for the third quarter 2022 of $40.2 million, or $0.33 per diluted share, compared to $42.2 million, or $0.35 per diluted share, for the third quarter 2021. We reported third quarter 2022 Adjusted EBITDA of $136.2 million, compared to $116.0 million for the third quarter 2021.

Third quarter 2022 results reflect higher interest expense as a result of the completed transactions to address the substantial majority of our outstanding debt, which closed on August 19, 2022.

George C. Zoley, Executive Chairman of GEO, said, “Our diversified business units continued to deliver strong financial results during the third quarter of 2022, allowing us to achieve one of our highest quarterly run rates for topline revenues and a new all-time high quarterly run rate for Adjusted EBITDA. Our robust performance throughout the year strengthened our ability to successfully complete comprehensive transactions to stagger our outstanding debt maturities over a longer period of time. These transactions, along with our recent repayment of our 2024 Term Loans and the redemption of our 2023 Senior Notes, have allowed us to reduce our outstanding debt maturing prior to 2026 from approximately $2 billion to approximately $23 million.

Additionally, our focus on debt reduction has resulted in a decrease of approximately $400 million in our overall net recourse debt since the beginning of 2020. We have made substantial progress towards our goal of reducing our net leverage to below 3.5 times Adjusted EBITDA by the end of 2023 and to below 3 times Adjusted EBITDA by the end of 2024, and we expect to explore options to return value to our shareholders after attaining these stated goals.”

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

First Nine Months 2022 Highlights

•	Total revenues of $1.76 billion

•	Net Income of $130.2 million

•	Net Income Attributable to GEO of $0.89 per diluted share

•	Adjusted Net Income of $1.06 per diluted share

•	Adjusted EBITDA of $393.7 million

For the first nine months of 2022, we reported net income attributable to GEO of $130.3 million, compared to net income attributable to GEO of $127.2 million for the first nine months of 2021. We reported total revenues for the first nine months of 2022 of $1.76 billion compared to $1.70 billion for the first nine months of 2021.

Excluding unusual and/or nonrecurring items, we reported adjusted net income for the first nine months of 2022 of $129.4 million, or $1.06 per diluted share, compared to $130.5 million, or $1.08 per diluted share, for the first nine months of 2021. We reported Adjusted EBITDA of $393.7 million for the first nine months of 2022, compared to $342.9 million for the first nine months of 2021.

Balance Sheet and Liquidity

As of the quarter ended on September 30, 2022, we had approximately $91.6 million in cash and cash equivalents on our balance sheet. Accounting for our cash on hand, we have approximately $2.0 billion in net recourse debt outstanding. On August 19, 2022, we completed a series of transactions, which staggered our outstanding debt maturities over a longer period of time and significantly reduced our near-term debt maturities. Following the closing of the transactions, we used available cash on hand to redeem the remaining $125.7 million in outstanding aggregate principal amount of our 5.125% Senior Notes due April 1, 2023 (CUSIP No. 36159RAG8).

Subsequently, we also completed the sale of our equity investment interest in the Ravenhall Correctional Centre in Australia for approximately $84.4 million in gross proceeds, pre-tax, and we used the proceeds, along with available cash on hand, to repay the remaining $146.9 million outstanding principal of our Term Loan B and our Tranche 3 Term Loan, both due March 23, 2024. With the sale of our equity investment interest in the Ravenhall Correctional Centre, we have now completed sales of assets and/or businesses totaling approximately $154 million in proceeds, exceeding our previously articulated goal of between $100 million and $150 million in asset and/or business sale proceeds.

As a result of all these steps, we have reduced our outstanding debt maturing prior to 2026 from approximately $2 billion to approximately $23 million, and since the beginning of 2020, we have reduced our overall net recourse debt by approximately $400 million. We expect to continue to focus on reducing net recourse debt in the future. Assuming consistent financial performance across our business units, over the next two years, we would expect to be able to reduce net recourse debt by at least $200 million annually. Based on this level of debt reduction, our goal would be to decrease net leverage to below 3.5 times Adjusted EBITDA by the end of 2023 and to below 3 times Adjusted EBITDA by the end of 2024.

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Contact: Pablo E. Paez	(866) 301 4436

Executive Vice President, Corporate Relations

NEWS RELEASE

2022 Financial Guidance

Today, we also updated our financial guidance for the fourth quarter and the full year 2022. We expect our fourth quarter 2022 Net Income Attributable to GEO to be in a range of $30 million to $32 million on quarterly revenues of $600 million to $605 million, and we increased our fourth quarter 2022 Adjusted EBITDA guidance to a range of $133 million to $140 million.

Our fourth quarter 2022 guidance reflects the previously announced non-renewal of our contract with the Federal Bureau of Prisons for our company-owned, 1,800-bed North Lake Facility in Michigan, effective September 30, 2022, and higher interest expense as a result of our completed debt restructuring.

We expect full year 2022 Net Income Attributable to GEO to be between $160 million and $162 million on annual revenues of approximately $2.36 billion. Excluding unusual and/or nonrecurring items, we expect full year 2022 Adjusted Net Income to be in a range of $1.30 to $1.32 per diluted share, and we increased our full year 2022 Adjusted EBITDA guidance to a range of $527 million to $533.5 million. We expect our effective tax rate for the full-year 2022 to be approximately 28 percent, exclusive of any discrete items.

COVID-19 Information

As the COVID-19 pandemic has impacted communities across the United States and around the world, our employees and facilities have also been impacted by the spread of COVID-19. Ensuring the health and safety of our employees and all those in our care has always been our number one priority. From the beginning of the pandemic, we have implemented mitigation initiatives to address the risks of COVID-19, consistent with the guidance issued for correctional and detention facilities by the Centers for Disease Control and Prevention (“CDC”).

We will continue to evaluate and refine the steps we take as appropriate and necessary based on updated guidance by the CDC and best practices. We are grateful for our frontline employees who continue to make daily sacrifices to care for all those in our facilities. Additional information on the COVID-19 mitigation initiatives implemented by GEO can be found at www.geogroup.com/COVID19.

Conference Call Information

We have scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss our third quarter 2022 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until November 10, 2022, at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 6931114.

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Contact: Pablo E. Paez	(866) 301 4436

Executive Vice President, Corporate Relations

NEWS RELEASE

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 102 facilities totaling approximately 82,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Adjusted Net Income, Net Income to EBITDA and Adjusted EBITDA, and Net Income Attributable to GEO to Adjusted Funds From Operations (“AFFO”), along with supplemental financial and operational information on GEO’s business and other important operating metrics. The reconciliation tables are also presented herein.

Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure – Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Adjusted Net Income, EBITDA, Adjusted EBITDA, and AFFO are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and AFFO. The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period.

While we have provided a high level reconciliation for the guidance ranges for full year 2022, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

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Contact: Pablo E. Paez	(866) 301 4436

Executive Vice President, Corporate Relations

NEWS RELEASE

EBITDA is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for (gain)/loss on asset divestitures, pre-tax, net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, other non-cash revenue and expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented transaction related expenses, pre-tax and one-time employee restructuring expenses, pre-tax.

Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business.

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income.

The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Adjusted Net Income is defined as net income attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain/loss on asset divestitures, pre-tax, gain/loss on the extinguishment of debt, pre-tax, transaction related expenses, pre-tax, one-time employee restructuring expenses, pre-tax, and tax effect of adjustments to net income attributable to GEO.

AFFO is defined as net income attributable to GEO adjusted by adding depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, (gain)/loss on asset divestitures, pre-tax, and by subtracting facility maintenance capital expenditures and other non-cash revenue and expenses. From time to time, AFFO is also adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain/loss on the extinguishment of debt, pre-tax, transaction related expenses, pre-tax, one-time employee restructuring expenses, pre-tax, and tax effect of adjustments to net income attributable to GEO.

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Contact: Pablo E. Paez	(866) 301 4436

Executive Vice President, Corporate Relations

NEWS RELEASE

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s financial guidance for the full year and fourth quarter of 2022 and GEO’s expected targets for net recourse debt reductions and net leverage decreases. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2022 given the various risks to which its business is exposed; (2) GEO’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount and on terms commercially acceptable to GEO, and on the timeline it expects or at all; (3) GEO’s ability to identify and successfully complete any potential sales of additional company-owned assets and businesses on commercially advantageous terms on a timely basis, or at all; (4) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers, including the timing and scope of implementation of President Biden’s Executive Order directing the U.S. Attorney General not to renew the U.S. Department of Justice contracts with privately operated criminal detention facilities; (5) changes in federal immigration policy; (6) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (7) the magnitude, severity, and duration of the current COVID-19 global pandemic, its impact on GEO, GEO’s ability to mitigate the risks associated with COVID-19, and the efficacy and distribution of COVID-19 vaccines; (8) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of the COVID-19 global pandemic and policy and contract announcements impacting GEO’s federal facilities in the United States; (9) fluctuations in our operating results, including as a result of contract terminations, contract renegotiations, changes in occupancy levels and increases in our operating costs; (10) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (11) GEO’s ability to address inflationary pressures related to labor related expenses and other operating costs; (12) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (13) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (14) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (15) GEO’s ability to successfully pursue growth and continue to create shareholder value; (16) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; and (17) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

Third quarter and first nine months of 2022 financial tables to follow:

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Contact: Pablo E. Paez	(866) 301 4436

Executive Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of September 30, 2022	As of December 31, 2021
	(unaudited)	(unaudited)
ASSETS

Cash and cash equivalents	$91,645	$506,491
Restricted cash and cash equivalents	—	20,161
Accounts receivable, less allowance for doubtful accounts	383,694	365,573
Contract receivable, current portion	—	6,507
Prepaid expenses and other current assets	40,388	45,176

Total current assets	$515,727	$943,908

Restricted Cash and Investments	89,760	76,158
Property and Equipment, Net	2,012,679	2,037,845
Contract Receivable	—	367,071
Operating Lease Right-of-Use Assets, Net	95,119	112,187
Assets Held for Sale	480	7,877
Intangible Assets, Net (including goodwill)	906,451	921,349
Other Non-Current Assets	84,292	71,013

Total Assets	$3,704,508	$4,537,408

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable	$71,408	$64,073
Accrued payroll and related taxes	68,777	67,210
Accrued expenses and other current liabilities	218,628	200,712
Operating lease liabilities, current portion	23,910	28,279
Current portion of finance lease obligations, long-term debt, and non-recourse debt	44,702	18,568

Total current liabilities	$427,425	$378,842

Deferred Income Tax Liabilities	45,074	80,768
Other Non-Current Liabilities	81,593	87,073
Operating Lease Liabilities	76,977	89,917
Finance Lease Liabilities	1,457	1,977
Long-Term Debt	1,961,402	2,625,959
Non-Recourse Debt	—	297,856
Total Shareholders’ Equity	1,110,580	975,016

Total Liabilities and Shareholders’ Equity	$3,704,508	$4,537,408

*	all figures in ‘000s

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Contact: Pablo E. Paez	(866) 301 4436

Executive Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q3 2022	Q3 2021	YTD 2022	YTD 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$616,683	$557,277	$1,756,045	$1,699,073
Operating expenses	436,210	399,900	1,233,162	1,233,060
Depreciation and amortization	32,330	32,883	100,284	100,306
General and administrative expenses	50,022	50,475	147,878	153,642

Operating income	98,121	74,019	274,721	212,065

Interest income	5,111	5,990	16,301	18,177
Interest expense	(46,537)	(32,525)	(111,383)	(96,422)
(Loss) Gain on extinguishment of debt	(37,487)	—	(37,487)	4,693
Gain (Loss) on asset divestitures	29,279	(6,088)	32,332	4,291

Income before income taxes and equity in earnings of affiliates	48,487	41,396	174,484	142,804

Provision for income taxes	11,246	8,395	48,106	21,394
Equity in earnings of affiliates, net of income tax provision	1,071	1,640	3,786	5,647

Net income	38,312	34,641	130,164	127,057

Less: Net loss attributable to noncontrolling interests	25	69	119	157

Net income attributable to The GEO Group, Inc.	$38,337	$34,710	$130,283	$127,214

Weighted Average Common Shares Outstanding:
Basic	121,154	120,525	120,998	120,326
Diluted**	122,426	120,872	121,907	120,583

Net income per Common Share Attributable to The GEO Group, Inc. **:

Basic:
Net income per share – basic	$0.26	$0.24	$0.89	$0.94

Diluted:
Net income per share – diluted	$0.26	$0.24	$0.89	$0.94

*	All figures in ‘000s, except per share data
**

In accordance with U.S. GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

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Contact: Pablo E. Paez	(866) 301 4436

Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income to EBITDA and Adjusted EBITDA,

and Net Income Attributable to GEO to Adjusted Net Income*

(Unaudited)

	Q3 2022	Q3 2021	YTD 2022	YTD 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$38,312	$34,641	$130,164	$127,057

Add:
Income tax provision **	11,435	8,612	48,570	22,242
Interest expense, net of interest income ***	78,913	26,535	132,569	73,552
Depreciation and amortization	32,330	32,883	100,284	100,306

EBITDA	$160,990	$102,671	$411,587	$323,157

Add (Subtract):
(Gain)/Loss on asset divestitures, pre-tax	(29,279)	6,088	(32,332)	(4,291)
Net loss attributable to noncontrolling interests	25	69	119	157
Stock based compensation expenses, pre-tax	3,141	4,329	13,010	15,755
Transaction related expenses, pre-tax	1,322	3,977	1,322	3,977
One-time employee restructuring expenses, pre-tax	—	—	—	7,459
Other non-cash revenue & expenses, pre-tax	—	(1,102)	—	(3,306)

Adjusted EBITDA	$136,199	$116,032	$393,706	$342,908

Net Income attributable to GEO	$38,337	$34,710	$130,283	$127,214

Add (Subtract):
(Gain)/Loss on asset divestitures, pre-tax	(29,279)	6,088	(32,958)	(4,291)
(Gain)/Loss on extinguishment of debt, pre-tax	37,487	—	37,487	(4,693)
Transaction related expenses, pre-tax	1,322	3,977	1,322	3,977
One-time employee restructuring expenses, pre-tax	—	—	—	7,459
Tax effect of adjustments to net income attributable to GEO (1)	(7,697)	(2,531)	(6,772)	853

Adjusted Net Income	$40,170	$42,244	$129,362	$130,519

Weighted average common shares outstanding – Diluted	122,426	120,872	121,907	120,583

Adjusted Net Income per Diluted share	0.33	0.35	1.06	1.08

*	all figures in ‘000s, except per share data
**	including income tax provision on equity in earnings of affiliates
***	includes (gain)/loss on extinguishment of debt
(1)

Tax adjustments related to gain/loss on asset divestitures, gain/loss on extinguishment of debt, transaction related expenses, and one-time employee restructuring expenses. In connection with the termination of the Company’s REIT status effective for the year ended December 31, 2021, the tax effect of adjustments to net income attributable to GEO have been presented for third quarter and year to date 2021 to reflect the applicable effective tax rates that GEO would have been subject to as a taxable C Corporation.

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Contact: Pablo E. Paez	(866) 301 4436

Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to AFFO*

(Unaudited)

	Q3 2022	Q3 2021	YTD 2022	YTD 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$38,337	$34,710	$130,283	$127,214
Add (Subtract):
Depreciation and amortization	32,330	32,883	100,284	100,306
Facility maintenance capital expenditures	(4,211)	(2,229)	(13,217)	(7,795)
Stock based compensation expenses	3,141	4,329	13,010	15,755
Other non-cash revenue & expenses	—	(1,102)	—	(3,306)
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	2,456	1,974	6,211	5,559
(Gain)/Loss on asset divestitures, pre-tax	(29,279)	6,088	(32,332)	(4,291)

Other Adjustments:
Add (Subtract):
(Gain)/Loss on extinguishment of debt, pre-tax	37,487	—	37,487	(4,693)
Transaction related expenses, pre-tax	1,322	3,977	1,322	3,977
One-time employee restructuring expenses, pre-tax	—	—	—	7,459
Tax effect of adjustments to net income attributable to GEO **	(7,697)	(2,254)	(6,930)	1,685

Equals: AFFO	$73,886	$78,376	$236,118	$241,870

Weighted average common shares outstanding – Diluted	122,426	120,872	121,907	120,583

AFFO per Diluted Share	0.60	0.65	1.94	2.01

*	All figures in ‘000s, except per share data
**

Tax adjustments related to gain/loss on asset divestitures, gain/loss on extinguishment of debt, transaction related expenses, and one-time employee restructuring expenses. In connection with the termination of the Company’s REIT status effective for the year ended December 31, 2021, the tax effect of adjustments to net income attributable to GEO have been presented for third quarter and year to date 2021 to reflect the applicable effective tax rates that GEO would have been subject to as a taxable C Corporation.

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Contact: Pablo E. Paez	(866) 301 4436

Executive Vice President, Corporate Relations

NEWS RELEASE

2022 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2022
Net Income Attributable to GEO	$160,000	to	$162,000
Depreciation and Amortization	136,000		136,500
(Gain)/Loss on Asset Divestitures, pre-tax	(32,500)		(32,500)
Facility Maintenance Capex	(20,000)		(20,000)
Transaction Related Expenses, pre-tax	1,300		1,300
Non-Cash Stock Based Compensation	16,500		16,500
Non-Cash Interest Expense	9,000		9,000
Loss on Extinguishment of Debt, pre-tax	37,500		37,500
Tax effect of Adjustments	(7,000)		(7,000)

Adjusted Funds From Operations (AFFO)	$300,800	to	$303,300

Net Interest Expense	148,000		150,000
Non-Cash Interest Expense	(9,000)		(9,000)
Facility Maintenance Capex	20,000		20,000
Tax effect of Adjustments	7,000		7,000
Income Taxes (including income tax provision on equity in earnings of affiliates)	60,200		62,200

Adjusted EBITDA	$527,000	to	$533,500

Net Income Attributable to GEO Per Diluted Share	$1.31	to	$1.33
Adjusted Net Income Per Diluted Share	$1.30		$1.32
AFFO Per Diluted Share	$2.47	to	$2.49
Weighted Average Common Shares Outstanding-Diluted	121,900	to	121,900

CAPEX
Growth	37,000	to	39,000
Technology	39,000	to	41,000
Facility Maintenance	20,000	to	20,000

Capital Expenditures	96,000	to	100,000

Total Debt, Net	$1,975,000		$2,000,000
Total Leverage, Net	3.72		3.77

In accordance with GAAP, diluted earnings per share attributable to GEO available to common stockholders iscalculated under the if-converted method or the two-class method, whichever calculation results in the lowestdiluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

–End–

Contact: Pablo E. Paez	(866) 301 4436

Executive Vice President, Corporate Relations